--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 10549
                                 ____________________

                               SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Filed by the Registrant                      /x/
         Filed by a Party other than the Registrant   / /

         Check the appropriate box:
         /x/       Preliminary Proxy Statement
         / /       Confidential, for Use of the Commission Only
                   (as permitted by Rule 14a-6(e)(2))
         / /       Definitive Proxy Statement
         / /       Definitive Additional Materials
         / /       Soliciting Material Pursuant to Section  240.14a-11(c) or

                              ACRES GAMING INCORPORATED
      -------------------------------------------------------------------------
                   (Name of Registrant as Specified in Its Charter)

      -------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
    /x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
         or Investment Company Act Rule 20a-1(c)
    / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(4) and 0-11
    / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11

CALCULATION OF FILING FEE


-------------------------------------------------------------------------------------------------------------------------------
                                                            Per unit price or other
                                                             underlying value of
      Title of each class of       Aggregate number of       transaction computed        Proposed maximum
       securities to which         securities to which       pursuant to Exchange        aggregate value of
       transaction applies:        transaction applies:         Act Rule 0-11:               transaction:        Total Fee Paid
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

    / /  Fee paid previously with preliminary materials.

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid:                    Filing Party:
                        -----------------                -------------------

Form, Schedule or
Registration Statement No.:                Date Filed:
                            -------------              ---------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              ACRES GAMING INCORPORATED
                                815 N.W. Ninth Street
                               Corvallis, Oregon  97330

                                   October 31, 1996


Dear Shareholder:

    You are cordially invited to attend the 1996 Annual Meeting of Shareholders (the "Annual Meeting") of Acres Gaming Incorporated (the "Company").

         Place:    Company's Offices
                   7220 Bermuda Road
                   Las Vegas, NV  89119

         Date:     Tuesday, November 12, 1996

         Time:     3 p.m. local time

    The Notice of the Annual Meeting and Proxy Statement accompany this letter. The Proxy Statement describes the business to be transacted at the meeting and provides other information concerning the Company. The principal business to be transacted at the Annual Meeting will be election of a director, amendment of the Articles of Incorporation to authorize a class of Preferred Stock to be designated by the Board of Directors and ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending June 30, 1997. The Board of Directors recommends that shareholders vote for election of the nominated director, amendment of the Articles of Incorporation and ratification of Arthur Andersen LLP as the Company's independent auditors.

    We know that many of our shareholders will be unable to attend the Annual Meeting. Proxies are therefore solicited so that each shareholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend the Annual Meeting, we hope that you will have your stock represented by marking, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy card.
You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

                             Sincerely,


                             Joseph A. Huseonica
                             President and Chief Operating Officer



--------------------------------------------------------------------------------
                                      IMPORTANT

A proxy card is enclosed herewith. All shareholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any shareholder attending the annual meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

                       IT IS IMPORTANT THAT YOUR STOCK BE VOTED
--------------------------------------------------------------------------------

                              ACRES GAMING INCORPORATED

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             TO BE HELD NOVEMBER 12, 1996

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Acres Gaming Incorporated, a Nevada corporation (the "Company"), will be held on Tuesday, November 12, 1996, at 3:00 p.m. local time, at the Company's offices at 7220 Bermuda Road, Las Vegas, Nevada, for the following purposes:

    1.  To elect one director to the Company's Board of Directors.

    2. To amend the Company's Articles of Incorporation to authorize a class of Preferred Stock to be designated by the Board of Directors.

    3. To ratify the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending June 30, 1997.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on October 18, 1996 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

    ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE ANNUAL MEETING.


                                  By Order of the Board of Directors


                                  John F. Acres, Chief Executive Officer
                                  and Secretary

Corvallis, Oregon
October 31, 1996

                              ACRES GAMING INCORPORATED
                                815 N.W. Ninth Street
                               Corvallis, Oregon  97330

                                   PROXY STATEMENT
                          FOR ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON TUESDAY, NOVEMBER 12, 1996

                    INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    This Proxy Statement is furnished by the Board of Directors of Acres Gaming Incorporated, a Nevada corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Company's Annual Meeting of Shareholders (the "Annual Meeting") to be held at 3 p.m. local time, on Tuesday, November 12, 1996, at the Company's office, 7720 Bermuda Road, Las Vegas, Nevada.

    This Proxy Statement and the enclosed form of proxy are being mailed to shareholders on or about October 31, 1996.

RECORD DATE AND OUTSTANDING SHARES

    Only holders of record of the Company's Common Stock at the close of business on October 18, 1996, are entitled to notice of and to vote at the Annual Meeting. On that date, 7,982,524 shares of the Company's Common Stock were outstanding (the "Outstanding Shares").

SOLICITATION OF PROXIES

    The cost of preparing, printing and mailing this Proxy Statement and the proxy solicited hereby has been or will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and other employees of the Company, without additional remuneration, in person or by telephone or facsimile transmission. The Company will also request brokerage firms, bank nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of the Common Stock as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly completing, signing, dating and returning the enclosed proxy card will help avoid additional expense.

QUORUM AND VOTING

    Each Outstanding Share entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the Outstanding Shares, must be present in person or by proxy for the transaction of business. If a quorum is present:

         (i) a nominee for election to the Board of Directors will be elected by a plurality of the votes cast by holders of Outstanding Shares;

         (ii) the Amendment of the Articles of Incorporation to authorize a Class of Preferred Stock will be approved if it receives the affirmative vote of a majority of the Outstanding Shares; and

         (iii) the appointment of Arthur Andersen, L.L.P, will be ratified if the proposal receives the affirmative vote of a majority of the Outstanding Shares represented at the meeting.

Abstentions and other non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but have no effect on the determination of whether a plurality exists with respect to a given nominee. An abstention or other non-vote has the effect of a vote against a proposal Proxies and ballots will be received and tabulated by Norwest Bank Minnesota, N.A., the Company's transfer agent.

REVOCABILITY OF PROXIES

    Any proxy delivered pursuant to this solicitation is revocable at the option of the person giving it at any time before it is exercised. A proxy may be revoked prior to its exercise by delivering to the Company's Secretary a written notice of revocation or a duly executed proxy card bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

    Each proxy returned to the Company will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the shares will be voted "FOR" (i) election of the nominee for the Board of Directors named in this Proxy Statement; (ii) amendment of the Company's Articles of Incorporation to authorize a class of Preferred Stock; and (iii) ratification of the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending June 30, 1997. While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

                        PROPOSAL NO. 1 - ELECTION OF DIRECTOR

ELECTION OF DIRECTOR

    The business and affairs of the Company are managed under the direction of its Board of Directors. The Company's Bylaws provide that the Board of Directors shall consist of not less than one nor more than 15 members. The
Board of Directors currently consists of one member, John F. Acres.   Members of
the Board of Directors are elected for a term of one year or until their successors are elected.

    The Board of Directors has nominated Mr. Acres to serve as the sole director of the Company. Unless authority is withheld, all proxies received in response to this solicitation will be voted for the election of Mr. Acres. If Mr. Acres becomes unable to serve prior to the Annual Meeting, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein.

INFORMATION ABOUT THE DIRECTOR NOMINEE

                                                                DIRECTOR
NAME              POSITIONS WITH THE COMPANY          AGE         SINCE
----              --------------------------          ---       ---------

John F. Acres     Chief Executive Officer,             42          1985
                  Secretary and Director

    JOHN F. ACRES, the founder of the Company, has served as Chief Executive Officer, Secretary and a director of the Company since its inception in 1985. Mr. Acres served as President of the Company from January 1985 to January 1996. Mr. Acres has been involved in the gaming industry since 1972, and has designed slot data collection systems, player tracking systems, and equipment for progressive jackpot systems that are widely used in the industry.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE.

BOARD COMMITTEES, ACTIONS AND COMPENSATION

    The Board of Directors does not have a standing Audit Committee, Compensation Committee or Nominating Committee. During the fiscal year ended June 30, 1996, the Board of Directors took action by written resolutions rather than at meetings. There were ____ sets of written resolutions filed in the Company's Minute Book in fiscal 1996.

                                MANAGEMENT INFORMATION

EXECUTIVE OFFICERS

    The following discussion sets forth information about the executive officers of the Company who are not directors.

NAME                    POSITIONS WITH THE COMPANY        AGE     OFFICER SINCE
----                    --------------------------        ---     -------------

Joseph A. Huseonica     President and Chief Operating     52          1996
                          Officer
Robert W. Brown         Chief Financial Officer and       41          1993
                          Treasurer

    JOSEPH A. HUSEONICA joined the Company in January 1996 as President and Chief Operating Officer. From July 1994 to December 1995, Mr. Huseonica served as Chief Operating Officer for Centric Corporation, a Portland, Oregon marketing services company. From August 1993 to July 1994, Mr. Huseonica was a consultant to various companies. From October 1991 to August 1993, Mr. Huseonica was Vice President, Marketing & Sales for Radisys Corporation, a manufacturer of embedded computer systems based in Beaverton, Oregon. For more than 10 years prior to 1991, Mr. Huseonica held various senior management positions at Intel Corporation, including General Manager of its OEM platforms operations.

    ROBERT W. BROWN joined the Company in July 1993 as Chief Financial Officer and Treasurer. From June 1991 through May 1993, Mr. Brown was the Chief Financial Officer of Color & Design Exhibits, Inc., a manufacturer of interpretive and trade show exhibits in Portland, Oregon. From September 1983 through May 1991, Mr. Brown held financial management positions with Floating Point Systems, Inc., a Beaverton, Oregon manufacturer of mini-supercomputers, and served as its Corporate Controller from November 1989 through May 1991. Prior to 1983, Mr. Brown was employed by Arthur Andersen LLP for more than six years. Mr. Brown is a Certified Public Accountant.

EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

    The following table sets forth certain information regarding compensation paid to the Company's Chief Executive Officer and each officer who was paid compensation in excess of $100,00 in the fiscal year ended June 30, 1996 (the "Named Executive Officers") for each of the fiscal years ended June 30, 1996, 1995 and 1994.

                              SUMMARY COMPENSATION TABLE

                                                         ANNUAL COMPENSATION
                                                      -------------------------

NAME AND PRINCIPAL POSITION                           YEAR   SALARY     BONUS
---------------------------                           ------ --------   -------

John F. Acres . . . . . . . . . . . . . . . . . . .   1996   $180,000      --
  Chief Executive Officer and Secretary               1995   $180,000      --
                                                      1994   $180,000      --
Robert W. Brown . . . . . . . . . . . . . . . . . .   1996   $100,000      --
  Chief Financial Officer and Treasurer               1995   $ 95,000      --
                                                      1994   $ 80,000      --
Joseph A. Huseonica . . . . . . . . . . . . . . . .   1996   $ 87,500    25,000
Chief Operating Officer and President                 1995      --         --
                                                      1994      --         --

    The following table sets forth certain information regarding options granted during the fiscal year ended June 30, 1996, to the Named Executive Officers.

                                                   Option Grants in Last Fiscal Year

                                                           Individual Grants
                                    --------------------------------------------------------------

                                                                                                    Potential Realizable Value at
                                                       Percent of                                       Assumed Annual Rates of
                                     Number of        Total Options                                  Stock Price Appreciation for
                                     Securities         Granted to        Exercise                        Option Term(5)
                                     Underlying        Employees in         Price      Expiration   ------------------------------
            Name                       Options          Fiscal Year       ($/Share)       Date(1)         5%              10%
---------------------------------  --------------  ---------------------  ---------   ------------  ------------    --------------
John F. Acres..................      160,000(1)             %               $3.50       2/1/2006      $912,000        $1,451,200

Robert W. Brown................       15,000(2)             %               $4.82       4/1/2006      $117,750          $187,500
                                      25,000(3)             %               $5.50       4/9/2006      $224,000          $356,750

Joseph Huseonica...............      160,000(4)             %               $3.75       1/23/2006     $977,600        $1,556,800

  (1) One-sixth of the options vest six months from the date of grant, with an additional one-sixth vesting semi-annually thereafter until all options are vested. The options expire ten years from the date of grant.

  (2) One-third of the options vest two years from the date of grant, another one-third vest three years from date of grant and options become fully exercisable four years from the date of grant. The options expire ten years from the date of grant.

  (3) One-half of the options vest six months from the date of grant with the remainder vesting one-year from the date of grant. The options expire ten years from the date of grant.

  (4) With respect to 100,000 options, 13,325 options vest approximately six months from the date of grant, with an additional 13,325 options vesting semi-annually thereafter for a period of two and one-half years and a final 20,050 options vesting approximately three years from the date of grant. With respect to 60,000 options, one-sixth vest approximately six months from the date of grant, with an additional one-sixth vesting semi-annually thereafter until all options are vested. The options expire ten years from the date of grant.

  (5) Future value of current year grants assuming appreciation of 5% and 10% per year over the ten-year option period. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

    This following table sets forth the gain realized by the Named Executive Officers through option exercises, as well as the value of unexercised in-the-money options.


                 Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

                            Number of Securities
                                 Underlying         Value of Unexercised
                             Unexercised Options    In-The-Money Options
                                at FY-End (#)           at FY-End ($)
                                 Exercisable/           Exercisable/
           Name                 Unexercisable           Unexercisable(1)
------------------------     ---------------------  -----------------------
John F. Acres                       0/160,000              $0/$940,000

Robert W. Brown                 60,000/40,000         $382,500/$165,200

Joseph A. Huseonica             23,325/136,675        $131,203/$768,797

-------------------------
(1) The per share fair market value for the Company's Common Stock was $9.375 at June 30, 1996.

RETIREMENT SAVINGS PLAN

    The Company maintains a profit sharing and savings plan (the "401(k) Plan") under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), which allows employees to contribute up to 15 % of their pre-tax income to the 401(k) Plan. The 401(k) Plan includes a discretionary matching contribution by the Company and provides that the Company may make an additional discretionary contribution out of profits at the end of any year. The Company has not made any discretionary matching contributions nor any additional discretionary contributions under the 401(k) Plan.


STOCK OPTIONS

    The Acres Gaming Incorporated 1993 Stock Option and Incentive Plan (the "1993 Plan") was adopted by the Board of Directors of the Company and approved by the stockholders in 1993. The 1993 Plan permits the granting of awards to employees and consultants of the Company in the form of stock options and grants of restricted stock. Stock options granted under the 1993 Plan may be "incentive stock options" meeting the requirement of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code) or non-qualified options which do not meet the requirements of Section 422. A total of 1,000,000 shares of the Company's Common Stock has been reserved for issuance pursuant to awards granted under the 1993 Plan. As of October 18, 1996, an aggregate of [328,300] shares were subject to outstanding stock options and [______] shares were available for grant. The exercise prices for currently outstanding stock options range from [$3.00 to $10.00] per share. Options for [______] shares have been exercised under the 1993 Plan. No grants of restricted stock have been made under the 1993 Plan.

    The 1993 Plan is administered by the Board of Directors of the Company, or by a committee appointed by the Board of Directors. The 1993 Plan gives broad powers to the Committee to administer and interpret the 1993 Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted. Options may be granted pursuant to the 1993 Plan through July 2003. The 1993 Plan may be terminated earlier by the Board of Directors in its sole discretion.

EMPLOYMENT CONTRACT

    The Company entered into an Employment Agreement with Mr. Joseph A. Huseonica on January 2, 1996 (the "Employment Agreement"). The term of the Employment Agreement will expire on December 13, 1998, subject however to prior termination by the Company without cause upon 180 days written notice to Mr. Huseonica. The Employment Agreement provides for a base salary of $175,000 per year. In the event that Mr. Huseonica's employment is terminated, Mr. Huseonica shall be entitled to receive his base salary and a pro-rated portion of any bonuses due under the Employment Agreement for its remaining term. The Employment Agreement contains a non-compete agreement pursuant to which, following termination of employment, he will not, directly or indirectly, be connected in any manner with any business that competes with the Company, or divert any customer of the Company or induce any amployee or consultant of the Company to terminate his or her relationship with the Company.

COMPENSATION COMMITTEE

    The Company has no compensation committee. During the fiscal year ended June 30, 1996, the Company's sole Director, John F. Acres, determined executive officer compensation.

REPORT ON EXECUTIVE COMPENSATION

    The underlying objectives of the Company's compensation strategy are to attract and retain the best possible executive talent, to motivate those executives to achieve optimum operating performance for the Company, to link executive and stockholder interests through equity-based plans and to provide a compensation package that recognizes individual contributions as well as overall business results. There are three components to the Company's executive compensation: base salary, long-term incentives in the form of stock options, and incentive (bonus) payments.

     BASE SALARY. Base salary for each executive officer, other than the President and Chief Operating Officer, was subjectively determined by an assessment of his or her sustained performance, advancement potential, experience, responsibility, scope and complexity of the position, and current salary in relation to salary levels for comparable positions in the industry, based on the Company's general awareness of such salary levels. Mr. Huseonica's base salary for the fiscal year ending June 30, 1996 was based on his employment agreement entered into in January 1996. In addition, the Chief Executive Officer's base salary takes into consideration his technological ability and a recognition of his position as a key innovator in the industry.

     LONG-TERM INCENTIVES. Stock options have been granted to the Chief Executive Officer and other executive officers to encourage management of the Company from the perspective of an owner with an equity interest in the Company. Vesting is used to encourage key employees to continue in the employ of the Company. For 1996, John Acres was granted options to acquire 160,000 shares and Mr. Brown was granted options to acquire 40,000 in recognition of their contributions to the Company's continued growth. In addition, options to acquire 160,000 shares were granted to Mr. Huseonica in connection with his joining the Company.

     ANNUAL INCENTIVES. Under his employment agreement, Mr. Huseonica will receive a performance bonus targeted at $50,000 per year upon successful completion of certain objectives agreed upon by Mr. Huseonica and the Board of Directors. Except for Mr. Huseonica, none of the Company's executive officers were awarded bonuses for the fiscal year ended June 30, 1996.


                          10/27/93        6/30/94        6/30/95       6/30/96
Acres Gaming            $    100.00    $     55.00    $     77.50   $     93.75
Nasdaq US Stock Market  $    100.00    $     91.46    $    120.93   $    153.52
Dow Jones Group CNO     $    100.00    $     65.12    $    109.06   $    141.98


ACRES GAMING
Share price             $    10.000    $     5.500    $     7.750   $     9.375
Assumed shares                10.00          10.00          10.00         10.00
                        --------------------------------------------------------
Total investment        $    100.00    $     55.00    $     77.50   $     93.75
                        --------------------------------------------------------
                        --------------------------------------------------------


NASDAQ US STOCK MARKET
Share price             $   771.880    $   705.960    $   933.450   $ 1,185.020
Assumed shares                 0.13           0.13           0.13          0.13
                        --------------------------------------------------------
Total investment        $    100.00    $     91.46    $    120.93   $    153.52
                        --------------------------------------------------------
                        --------------------------------------------------------


DOW JONES GROUP CNO
Share price             $ 1,409.490     $  917.870    $ 1,537.210    $2,001.130
Assumed shares                 0.07           0.07           0.07          0.07
                        --------------------------------------------------------
Total investment        $    100.00     $    65.12    $    109.06    $   141.98
                        --------------------------------------------------------
                        --------------------------------------------------------


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that Company's officers, directors and persons who own more than 10 percent of the Common Stock file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership on Forms 3 and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company on Forms 4. Officers, directors and greater than 10 percent shareholders of the Company are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company and written representation that no other reports are required, during the 1996 fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with by such persons.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth information regarding the beneficial ownership of shares of the Company's Common Stock by each director of the Company, by each Named Executive Officer, by all directors and executive officers of the Company as a group, and by each stockholder who is known by the Company to own more than 5% of the Company's Common Stock as of October 18, 1996.



                                     NUMBER OF SHARES           PERCENT OF
BENEFICIAL OWNER                   BENEFICIALLY OWNED (1)     OUTSTANDING (2)
-------------------------------   ------------------------   -----------------
John F. Acres                           2,801,152(3)            26.8%
                                        ---------               ----

Robert Brown                               80,500(4)             1.0%
                                        ---------

Joseph A. Huseonica                        23,325(5)               *
                                        ---------


All directors and executive             2,904,977(6)            36.4%
officers as a group (3 persons)         ---------               ----

*Less than 1%.

(1) Each person has sole voting and sole dispositive power with respect to all outstanding shares, except as noted.

(2)  Based on 7,982,524 shares outstanding at October 18, 1996.

(3) Includes 2,574,186 shares held by a revocable trust established by Mr. Acres and his wife, with respect to which Mr. Acres has shared voting and shared dispositive powers. Also includes 199,500 shares beneficially owned by Mr. Acres' children who reside in his household, with respect to which Mr. Acres has no voting or dispositive powers. Also includes 26,666 shares subject to options exercisable within 60 days of October 18.

(4) Includes 72,500 shares subject to options exercisable within 60 days of October 18, 1996.

(5) Includes 23,325 shares subject to options exercisable within 60 days of October 18, 1996.

(6) Includes 123,491 shares subject to options exercisable within 60 days of October 18, 1996.

                     PROPOSAL NO. 2 - APPROVAL OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION

     Article IV of the Company's Articles of Incorporation currently authorizes issuance of 50,000,000 shares of Common Stock, $.01 par value per share. The Board of Directors has adopted a resolution to amend the Articles of Incorporation to authorize a class of 20,000,000 shares of Preferred Stock, $.01 par value, to be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors. The text of the Amendment to the Articles of Incorporation (the "Amendment") is set forth as an Exhibit to this Proxy Statement. The Board of Directors will have the authority to fix and determine the rights and preferences of the shares of any series so established, including dividends, conversion prices, voting rights, redemption prices, maturity dates and similar matters without further action by shareholders.

INTRODUCTION

     Publicly held companies, such as the Company, typically have a capital structure which includes Preferred Stock which may be issued from time to time in order to respond to financing needs. The Board of Directors believe it is in the Company's interest to have preferred stock available in order to respond to changing capital markets and to be able to finance the Company appropriately.
In addition, the Company is seeking to amend its Articles of Incorporation to authorize Preferred Stock in connection with a proposed strategic alliance with International Game Technology ("IGT").

IGT STRATEGIC ALLIANCE

     On August 8, 1996, the Company and IGT entered into a letter of intent to form a strategic alliance. Under the proposed strategic alliance with IGT, the Company plans to (i) create proprietary games, using IGT equipment as the foundation, to be installed under leasing or revenue sharing agreements in casinos; (ii) sell its

Concept III Bonusing Technology and player tracking components for use in IGT Smart System-TM- player tracking/slot accounting installations; (iii) eventually withdraw from part of the player tracking/slot accounting business; (iv) have its displays and other game enhancements tools incorporated into IGT's slot machines; and (v) develop promotions for use on IGT's Wide Area Network that supports "Megabucks," "QuarterMania" and other progressive jackpot promotions.

PRELIMINARY TERMS OF SERIES A STOCK

     In connection with the Strategic Alliance, the Company has agreed in principle (subject to shareholder approval of the Amendment and agreement on definition documentation) to issue 519,481 shares of Series A Preferred Stock to IGT at a price of $9.625 per share and to grant to IGT the option, exercisable until August 7, 1997 to purchase an additional 519,481 shares of Series A Preferred Stock at $9.625 per share. The final terms of the Series A Preferred Stock have not yet been determined, but the following is a description of what the Company believes will be the significant features of the Series A Preferred Stock ("Series A Stock"):

     The Series A Stock will be entitled to receive non-cumulative dividends at a rate per share equal to 3 percent of $9.625, the initial purchase price. Any dividends declared and not paid in cash may be paid in additional shares of Series A Stock or credits to purchase the Company's products. Holders of the Series A Stock will have the option, upon notice to the Company, to convert shares of Series A Stock into shares of Common Stock based upon the applicable conversion rate in effect at the time of conversion. The initial conversion rate will be one share of Common Stock for each share of Series A Stock. The conversion rate is subject to certain adjustments for issuances of Common Stock without consideration. The Series A Stock will be subject to redemption on or after five years from the date of the initial issuance, at the option of the holders of the Series A Stock or the Company.

     Holders of the Series A Stock will be entitled as a class to elect one director. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Series A Stock will be entitled to receive a liquidation preference of $9.625 per share plus any declared but unpaid dividends prior to the distribution of any of the Company's assets to holders of the Common Stock. Any assets remaining after the distribution to holders of the Series A Stock will be distributed to holders of the Common Stock. If no shares of Common Stock are outstanding at the time of distribution, the assets remaining after payment of the liquidation preference to the holders of Series A Stock will be divided ratably among the holders of the Series A Stock.

     Shares of the Series A Stock and shares of Common Stock issuable upon conversion of the Series A Stock will be "restricted securities" under the federal securities laws and may not be resold without registration under the Securities Act of 1933, as amended, unless an exemption from registration is available.

     So long as shares of the Series A Stock are outstanding, the Company cannot effect any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Company, or any consolidation or merger in which the Company is not the surviving corporation or in which the holders of the capital stock of the Company before the consolidation or merger own less than 50 percent of the Company after the consolidation or merger, or any reclassification or other change of any stock, or any recapitalization of the Company, or any voluntary dissolution, liquidation or winding up of the Company, without the approval of the holders of the Series A Stock.

     The Company expects to grant to IGT certain rights to demand registration of the Series A Stock which may be exercised on or after December 31, 1997. Those rights would require the Company to register with the Securities and Exchange Commission the shares of common stock issuable on conversion of the Series A Stock. The Company will likely agree to pay all the expenses of one such registration. The Company will agree to indemnify certain parties in connection with such registration, including any underwriters.

     As part of and conditions to the Strategic Alliance and issuance of the Series A Stock, the Company and IGT are negotiating a Stock Purchase Agreement which will contain customary representations, warranties, covenants and conditions to closing.

     Among the conditions to closing are that the Company enter into a five year employment and noncompetition agreement with John Acres, the Company's Chairman and Chief Executive Officer. Although the Company and Mr. Acres have been discussing an employment agreement, no agreement has been reached.

     Reaching agreement on certain details of the Strategic Alliance is also expected to be a condition to closing of the Stock Purchase Agreement.

     The Company is governed by the provisions of Chapter 78 of the Nevada Revised Statutes, including without limitation, Sections 78.378 through 78.3793 and 78.411 through 78.444 of the Nevada corporation law. Section 78.379 provides that an acquiring person shall obtain only such rights in acquired control shares as are conferred by a resolution of the shareholders of a corporation. Generally, this section applies to the acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, enable the acquiring person to exercise 20% or more of all the voting power of the corporation in the election of directors. In general, Section 78.438 prohibits a resident domestic Nevada corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who is the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock or who is an affiliate or associate of the corporation and at any time within three years prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock.

NEVADA GAMING REGULATION

     The holders of any form of gaming license in Nevada are subject to: (i) the Nevada Gaming Control Act and the regulations promulgated thereunder (collectively, "Nevada Act"); and (ii) various local regulation. The Company's gaming operations are subject to the licensing and regulatory control of the Nevada Commission, the Nevada State Gaming Control Board ("Nevada Board"), the Clark County Liquor and Gaming Licensing Board and any other local jurisdiction within which the Company does business in Nevada. The Nevada Commission, the Nevada Board and the local gaming regulatory authorities are collectively referred to as the "Nevada Gaming Authorities."

     The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy which are concerned with, among other things: (i) the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity; (ii) the establishment and maintenance of responsible accounting practices and procedures; (iii) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities; (iv) the prevention of cheating and fraudulent practices; and (v) to provide a source of state and local revenues though taxation and licensing fees. Change in such laws, regulations and procedures could have an adverse effect on the Company's gaming operations.

     The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, the Company or AGI in order to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee or Registered Corporation. Officers, directors, shareholders and key employees of the Company who are actively and directly involved in gaming activities of AGI are required to be licensed or found suitable by the Nevada Gaming Authorities. Changes in licensed positions must be reported to the Nevada Gaming Authorities and in addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities have jurisdiction to disapprove a change in a corporate position.

     Any beneficial holder of the Company's voting securities, regardless of the number of shares owned, may be required to file an application, be investigated, and have his suitability as a beneficial holder of the Company's voting securities determined if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the state of Nevada. The applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.

     The Nevada Act requires any person who individually, or in conjunction with others, directly or indirectly acquires beneficial ownership of more than 5% of the voting securities of the Company to report such acquisition to the Nevada Commission within ten days following the required, or voluntary, reporting of such acquisition with the Securities and Exchange Commission ("SEC"). Likewise, the Nevada Act requires any person who individually, or in conjunction with others, directly or indirectly acquires beneficial ownership of more than 10% of the voting securities of the Company to report such acquisition to the Nevada Commission in the same manner, and further, to apply to the Nevada Commission for a finding of suitability to be associated with the Company within thirty days after the chairman of the Nevada Board mails a written notice to such person(s) requiring such filing. Under certain circumstances, an "institutional investor," as defined in the Nevada Act, which acquires more than 10%, but not more than 15%, of the voting securities of the Company may apply to the Nevada Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. An institutional investor shall not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of the Company, any change in the Company's corporate charter, bylaws, management, policies or operations of the Company, or any of its gaming affiliates, including, but not limited to, AGI, or any other action which the Nevada Commission finds to be inconsistent with holding the voting securities of the Company for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by stockholders; (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and (iii) such other activities as the Nevada Commission may determine to be consistent with such investment intent. If the beneficial holder of voting securities who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation.

     Any person who fails or refuses to apply for a finding of suitability or a license within thirty days after being ordered to do so by the Nevada Commission or the Chairman of the Nevada Board, may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of the common stock of a Registered Corporation beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. The Company is subject to disciplinary action if, after it receives notice that a person is unsuitable to be a stockholder or to have any other relationship with the Company or AGI, the Company (i) pays that person any dividend or interest upon voting securities of the Company, (ii) allows that person to exercise, directly or indirectly, any voting right conferred through securities held by that person, (iii) pays remuneration in any form to that person for services rendered or otherwise, or
(iv) fails to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities for cash at fair market value. Additionally, at least one local gaming regulatory authority, the Clark County Liquor and Gaming Licensing Board, has taken the position that it has the authority to approve all persons owning or controlling the stock of any corporation controlling a Slot Route Operator's license, in this case the Company.

     The Company is required to maintain a current stock ledger in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. The Company is also required to render maximum assistance in determining the identity of the beneficial owner. The Nevada Commission has the power to require the Company's stock certificates to bear a legend indicating that the securities are subject to the Nevada Act. However, to date, the Nevada Commission has not imposed such a requirement on the Company.

     The Company may not make a public offering of its securities without the prior approval of the Nevada Commission if the securities or the proceeds therefrom are intended to be used to construct, acquire or finance gaming operations in Nevada, or to retire or extend obligations incurred for such purposes. Such approval, if given, does not constitute a finding, recommendation or approval by the Nevada Commission or the Nevada Board as to the accuracy or adequacy of the prospectus or the investment merits of the securities. Any representation to the contrary is unlawful.

     Changes in control of the Company through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby he obtains control, may not occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of a Registered Corporation must satisfy the Nevada Board and Nevada Commission in a variety of stringent standards prior to assuming control of such Registered Corporation. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

                      PROPOSAL NO. 3 - RATIFICATION OF THE
                       APPOINTMENT OF INDEPENDENT AUDITORS
     The Board of Directors will request that the shareholders ratify the appointment of Arthur Andersen LLP as independent auditors to examine the financial statements of the Company for the fiscal year ending June 30, 1997. The firm of Arthur Andersen LLP has served as the Company's auditors since 1993. A representative of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                            PROPOSALS OF SHAREHOLDERS

     Any shareholder wishing to have a proposal considered for inclusion in the proxy materials for the Company's 1997 Annual Meeting of Shareholders must set forth such proposal in writing and file it with the Secretary of the Company no later than July 1, 1997.

                                 OTHER BUSINESS

     At the date of this Proxy Statement, management knows of no other business that may properly come before the Annual Meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

                           INCORPORATION BY REFERENCE

     The financial information required by Item 13 of Schedule 14A is hereby incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 1996.

                              FINANCIAL INFORMATION

     The Company's 1996 Annual Report to Shareholders, including, but not limited to, the balance sheets as of June 30, 1996 and 1995 and the related statements of income, changes in shareholders' equity and cash flows for the fiscal years then ended and the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 accompany these materials. Additional copies of these reports may be obtained from the Company without charge upon written request to the Company. Requests should be directed to the Chief Financial Officer, Acres Gaming Incorporated, 815 NW Ninth Street, Corvallis, Oregon 97330.

                                   By Order of the Board of Directors


                                   --------------------------------------------
                                   John F. Acres, Chief Executive Officer
                                      and Secretary

October 28, 1996

                     PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD NOVEMBER 12, 1996

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Joseph A. Huseonica and John F. Acres, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designed below, all the shares of Common Stock of Acres Gaming Incorporated held of record by the undersigned on October 18, 1996, at the Annual Meeting of Shareholders to be held on November 12, 1996.

    1. ELECTION OF DIRECTOR. Election of the following nominee to serve as director for a one-year term or until his successor is duly elected.

                                    JOHN F. ACRES

    / /  FOR nominee              / /  WITHHOLD AUTHORITY to vote for nominee

--------------------------------------------------------------------------------

    2. AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION. Amend the Company's Articles of Incorporation to authorize a class of Preferred Stock to be designated by the Board of Directors.

        / /  FOR                  / /  AGAINST                   / /  ABSTAIN
--------------------------------------------------------------------------------

    3. RATIFICATION OF INDEPENDENT AUDITIONS FOR 1996. Ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 1996.

        / /  FOR                  / /  AGAINST                   / /  ABSTAIN

    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES" IN ITEM 1 AND "FOR" ITEMS 2 AND 3.

                                       Please sign below exactly as your name
                                       appears on your stock certificate. When shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

                                       Dated:                        , 1996
                                              ----------------------

                                       ------------------------------------
                                                    Signature

                                       ------------------------------------
                                             Signature if held jointly


         YOUR VOTE IS IMPORTANT.  PROMPT RETURN OF THIS PROXY CARD WILL HELP
                 SAVE THE EXPENSE OF ADDITIONAL SOLICITATION EFFORTS